UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2022

CARPARTS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2050 W. 190th Street, Suite 400, Torrance, CA 90504

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (424) 702-1455

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PRTS	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Huffaker as Chief Operating Officer

On November 14, 2022, the Board of Directors (the “Board”) of CarParts.com, Inc. (the “Company”) appointed Michael Huffaker as Chief Operating Officer of the Company, effective December 5, 2022 (the “Effective Date”).

Mr. Huffaker, 43, previously served as Vice President, Category Leader, for Amazon Fresh Grocery from June 2014 to December 2022, where he eventually oversaw a portfolio of 57 purpose-built grocery fulfillment centers, five grocery distribution centers, forty grocery stores and a team of approximately six hundred staff. Prior to that, Mr. Huffaker was Senior Manager for Amazon Fresh from August 2011 to May 2014, and as Manager, Vendor Management, Wireless from March 2008 to July 2011. We believe Mr. Huffaker’s valuable business and leadership experience, particularly in the e-commerce and supply chain development, combined with his experience in building and overseeing successful teams in the areas of product and business management, qualifies Mr. Huffaker to serve as an officer of the Company.

In connection with his appointment, the Company and Huffaker entered into an employment agreement (the “COO Employment Agreement”), pursuant to which Mr. Huffaker will receive an annual base salary of $425,000. Beginning in 2023, Mr. Huffaker will also be eligible to receive an annual target incentive bonus of up to 50% of his annual salary, based on annual goals and other performance criteria established by the Compensation Committee of the Board. The target for such annual incentive bonus for the first calendar year of his service as Chief Operating Officer will be $212,500. He will also be eligible to receive an additional annual target incentive bonus in the form of shares of common stock or restricted stock unit awards as determined by the Compensation Committee. Mr. Huffaker will also be eligible to participate in the Company’s other employee benefits and incentive compensation programs.

The Company has also agreed to grant to Mr. Huffaker upon commencement of his service as Chief Operating Officer 110,000 time-vesting restricted stock units on the Company’s related standard form grant agreement, vesting in three equal installments on the first, second, and third anniversaries of the commencement of Mr. Huffaker’s service as Chief Operating Officer. Beginning in January 2023, the Company has also agreed to grant to Mr. Huffaker (i) 100,000 performance restricted stock units on the Company’s related standard form of grant agreement, vesting in accordance with the total shareholder return performance requirements therein, and (ii) 40,000 time-vesting restricted stock units on the Company’s related standard form of grant agreement, vesting in three equal installments on the first, second, and third anniversaries of the grant date.

While Mr. Huffaker will be employed on an at-will basis, the COO Employment Agreement provides that in the event of his termination for cause, Mr. Huffaker will be entitled to receive (i) any unpaid annual salary earned through the date of his termination, (ii) any accrued but unused vacation, (iii) any accrued reimbursable expenses, and (iv) any other payments required by law (collectively, the “Required Payments”). If Mr. Huffaker’s employment is terminated due to his death or disability, he will be eligible to receive the Required Payments, plus (i) any unpaid annual target bonus under for the year immediately prior to the year of such termination, (ii) continuation of his annual salary following such termination for a period of one year, (iii) a pro-rated share of his annual target bonus under for the year of such termination, and (iv) in the case of termination due to disability, reimbursement of his COBRA payments for his health insurance benefits for a period of one year. If Mr. Huffaker’s employment is terminated for any other reason or if he resigns for good reason, he will be eligible to receive the Required Payments, plus (i) any unpaid annual target bonus with respect to the prior year and a prorated share of his annual target bonus for the year in which such termination or resignation takes place, (ii) continuation of his annual salary for a period of twelve (12) months from his date of termination, and (iii) reimbursement of his COBRA payments for a period of twelve (12) months.

Mr. Huffaker has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. Huffaker or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

The foregoing description of the COO Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the COO Employment Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 5, 2022, the Company issued a press release announcing Mr. Huffaker’s appointment as the Company’s Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.2.

The information in this Item 7.01 and Exhibit 99.12attached hereto is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Employment Agreement, dated December 5, 2022, between CarParts.com, Inc. and Michael Huffaker
99.2	Press Release dated December 5, 2022
104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2022	CARPARTS.COM, INC.

	By:	/s/ Ryan Lockwood
	Name:	Ryan Lockwood
	Title:	Chief Financial Officer